Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

Parties:	“LaSalle”:	LaSalle Bank, National Association
370 Seventeenth Street
Suite 3590
Denver, CO 80202

	“Borrower”:	Champps Operating Corporation 10375 Park Meadows Drive, Suite 560 Littleton, Colorado 80124

	“Syndication Parties”:	Whose signatures appear below

Execution Date:		October 5, 2006

Recitals:

A. LaSalle (in its capacity as the Administrative Agent (“Agent”) and as a Syndication Party) and Borrower have entered into that certain Credit Agreement (Revolving Loan and Term Loans) dated as of March 16, 2004, that First Amendment to Credit Agreement dated as of November 29, 2005 (“First Amendment”), that Second Amendment to Credit Agreement dated as of June 13, 2006 (“Second Amendment”), and that Third Amendment to Credit Agreement dated as of August 14, 2006 (“Third Amendment”) (as amended and as further amended, modified, or supplemented from time to time, the “Credit Agreement”) pursuant to which LaSalle and any entity which becomes a “Syndication Party” has extended certain credit facilities to Borrower under the terms and conditions set forth in the Credit Agreement.

B. Borrower has requested that the Agent and the Syndication Parties extend the Maturity Date, incorporate the mechanics for a possible additional loan in the future, and make certain other revisions to the Credit Agreement, which the Agent and the Syndication Parties are willing to do under the terms and conditions as set forth in this Fourth Amendment to Credit Agreement (“Fourth Amendment”).

Agreement:

Now, therefore, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to Credit Agreement. The Credit Agreement is amended as of the Effective Date as follows:

1.1 The following Sections of Article 1 are amended to read as follows:

1.5 Aggregate LC Commitment: shall be $7,000,000.00.

1.6 Aggregate 3-Year Commitment: shall be $25,000,000.00, subject to increase as provided in Section 2.9 hereof and to reduction as provided in Section 2.8 hereof.

1.20 Commitment Fee Factor: means the Commitment Fee Factor, set forth as basis points, determined from time to time as provided in Section 4.6 hereof.

1.43 Individual 3-Year Commitment: means with respect to any Syndication Party, the amount shown as its Individual 3-Year Commitment on Schedule 1 hereto, subject to adjustment in the event of the sale of all or a portion of a Syndication Interest in accordance with Section 13.25 hereof, or an increase (as provided in Section 2.9 hereof) or decrease (as provided in Section 2.8 hereof) in the Aggregate 3-Year Commitment.

1.62 Notes: means the 3-Year Notes and the Discretionary Notes.

1.82 3-Year Loan or Loans: means the loan or loans (including Base Rate Loans and LIBO Rate Loans, and including the Discretionary Loan) represented by 3-Year Advances made under the 3-Year Facility pursuant to this Credit Agreement.

1.83 3-Year Maturity Date: means September 30, 2010.

1.2 The following defined terms are added to the list immediately following Section 1.85:

Discretionary Loan	Section 2.9
Discretionary Loan Date	Section 2.9
Discretionary Note	Section 2.9

1.3 Section 2.3 is amended to read as follows:

2.3 Promissory Notes. Borrower’s obligations to each Syndication Party under the 3-Year Loan, including Borrower’s payment obligations with respect to all 3-Year Advances made by each Syndication Party shall be evidenced by, and repaid with interest in accordance with, a promissory note of Borrower, in substantially the form of Exhibit 2.3 hereto, duly completed, in the stated maximum principal amount equal to such Syndication Party’s Individual 3-Year Commitment, payable to such Syndication Party for the account of its Applicable Lending Office, and maturing as to principal on the 3-Year Maturity Date (each a “3-Year Note” and collectively, the “3-Year Notes”). For the purposes of

Subsections 4.1.1 and 4.4.2, and Section 5.3 hereof, the terms 3-Year Note or 3-Year Notes include the Discretionary Note and the Discretionary Notes.

1.4 Section 2.5 is amended to read as follows:

2.5 Use of Proceeds. The proceeds of the 3-Year Loan will be used by Borrower (a) to repay, in full, the outstanding balance of the Indebtedness described on Exhibit 2.5 hereto (“Existing Refinance Debt”); (b) to fund operating costs and for other working capital purposes; (c) to fund draws on the Letters of Credit; (d) to repay the Subordinated Debt evidenced by those certain 5.5% Convertible Subordinated Notes due 2007 issued by Borrower on December 16, 2002; and (e) to fund acquisitions permitted under Section 10.7 hereof. Borrower agrees not to request or use such proceeds for any other purpose. Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U of the Board of Governors or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

1.5 Section 2.7 is amended, and a new Section 2.9 is added, in each case, reading as follows:

2.7 [INTENTIONALLY OMITTED]

2.9 Discretionary Loan. Upon the written request of Borrower, provided to the Administrative Agent, received between September 30, 2007 and December 31, 2007, the Syndication Parties will consider a one time increase in the Aggregate Commitment of up to $10,000,000.00 (“Discretionary Loan”), subject to the following provisions and conditions: (a) it will be solely at the discretion of the Syndication Parties and the Administrative Agent whether or not to extend the Discretionary Loan, and nothing in this Section 2.9 shall be taken as a commitment to extend the Discretionary Loan; (b) if the Discretionary Loan is granted, the increase in the Aggregate Commitment will take effect on a date determined by the Administrative Agent, but no later than March 31, 2008 (“Discretionary Loan Date”); (c) principal on the Discretionary Loan will be payable in full on the 3-Year Maturity Date and as provided in Section 5.4 hereof, and interest will be payable as provided in Sections 5.2 and 5.4 hereof; (d) Borrower shall execute one or more promissory notes in the aggregate principal amount equal to the amount of the Discretionary Loan (each a “Discretionary Note” and collectively, the “Discretionary Notes”); (e) Borrower shall execute such Security Documents, or amendments to existing Security Documents, as the Administrative Agent shall require in order that Borrower’s obligations under the Discretionary Loan and the Discretionary Notes are secured by all of the Collateral; (f) Borrower shall provide to the

Administrative Agent an endorsement to each of the Title Policies, to include the amount of the Discretionary Loan and to bring the effective date thereof forward to the Discretionary Loan Date; (g) the Individual 3-Year Commitment of each of the Syndication Parties will be increased in a pro rata amount (based on their respective Individual 3-Year Commitments prior to the effective date of the Discretionary Loan) to allocate the amount of the Discretionary Loan among each of them, and, unless the Syndication Parties unanimously agree on a different allocation, each must agree to such increase in their Individual 3-Year Commitments; (h) each Advance under the Discretionary Loan will be treated as, and be deemed to be, a 3-Year Advance and be made as provided in, and be subject to, Sections 2.1, 2.2, 2.4, 2.5, and 2.6, hereof; and (i) Borrower shall take such other action and execute such other documents as the Administrative Agent shall reasonably require.

1.6 Subsections 4.5.1 and 4.5.5 are amended to read as follows:

4.5.1 Unused 3-Year Commitment Fee. A fee for each day during the 3-Year Availability Period (“Unused 3-Year Commitment Fee”) payable in arrears by the tenth calendar day following the close of each Quarter (and on the 3-Year Maturity Date), determined for each day during such Quarter by (a) multiplying the Commitment Fee Factor (expressed as a daily rate on the basis of a year of 360 days) times (b) the difference between the Aggregate Commitment and the outstanding principal balance owing under the 3-Year Loans (including the outstanding principal balance owing under the Discretionary Loans, if any) as of the close of the Administrative Agent’s business on such day. The Unused 3-Year Commitment Fee shall be payable by Borrower to the Administrative Agent, and the Administrative Agent shall distribute the Unused 3-Year Commitment Fee to the Syndication Parties based on their Individual 3-Year Pro Rata Shares.

4.5.5 Origination Fee. A one-time, non-refundable, fee in the amount of the Loan Origination Fee, such fee to be paid by Borrower to the Administrative Agent on the Closing Date, for distribution to the Persons who are Syndication Parties on such date proportionately according to their respective Individual Sharing Percentage on such date.

1.7 Section 4.6 and the pricing grid set forth in Section 4.6 are revised to read as follows:

4.6 LIBOR Margin; Base Rate Margin; Commitment Fee Factor. The LIBOR Margin, the Base Rate Margin, and the Commitment Fee Factor shall be determined pursuant to the table below (expressed in basis points) based on the ratio of the Consolidated Entities’ Total Funded Debt to EBITDA (“Debt/EBITDA Ratio”) as of the immediately preceding Fiscal Quarter end. No later than the time required under Subsection 9.2.2, Borrower shall provide the Administrative Agent with a

Compliance Certificate signed by a Responsible Officer of Borrower reporting, and showing in detail the calculation of, the Debt/EBITDA Ratio as of such Fiscal Quarter end (among other items). Subject to any corrections to such Compliance Certificate required by the Administrative Agent based on an audit thereof, the LIBOR Margin, Base Rate Margin, and the Commitment Fee Factor shall be set effective as of the date of the Administrative Agent’s receipt of such Compliance Certificate. In the event the Administrative Agent does not receive such Compliance Certificate on or before the deadline therefor pursuant to Subsection 9.2.2, the LIBOR Margin, Base Rate Margin, and the Commitment Fee Factor shall be set effective as of such deadline at Pricing Tier I until five (5) Banking Days after such Compliance Certificate is received. No LIBOR interest rate spread adjustments will be made to any LIBO Rate Loans during the LIBOR Rate Period therefor. The initial LIBOR Margin, Base Rate Margin, and Commitment Fee Factor shall be determined on the basis of the Closing Compliance Certificate which shall be delivered by Borrower at least three (3) Banking Days prior to the initial 3-Year Advance, and any failure to deliver such required Closing Compliance Certificate by Borrower shall result in the application of Pricing Tier I below.

Pricing Tier	Total Funded Debt/ EBITDA	LIBOR Margin	Base Rate Margin	Commitment Fee Factor

I	> 2.5:1	+300.0 bps	+50.0 bps	50 bps

II	>2.0:1 ≤ 2.5:1	+250.0 bps	+25.0 bps	50 bps

III	>1.0:1 ≤ 2.0:1	+200.0 bps	0.0 bps	37.5 bps

IV	≤ 1.0:1	+175.0 bps	0.0 bps	37.5 bps

1.8 Subsection 9.12.4 is deleted in its entirety.

1.9 Section 10.1 is hereby amended to read as follows:

10.1 Borrowing. Borrower shall not, nor shall Borrower permit any Subsidiary of Borrower to, create, incur, assume or permit to exist, directly or indirectly, any Indebtedness, except for: (a) Indebtedness of Borrower arising under this Credit Agreement and the other Loan Documents; (b) the GE Indebtedness; (c) Indebtedness, in the maximum amount outstanding at any time of $5,000,000.00, maturing in no less than five (5) years and incurred solely for the purposes of purchasing fee interests in real estate on which is located a restaurant which Borrower is operating at that time under a leasehold interest in such real estate; (d) other Indebtedness arising out of Operating Leases in a maximum total value of minimum lease payments due and payable within one year of $25,000,000.00; (e) Indebtedness incurred to refinance Subordinated Debt, provided that such refinance Indebtedness is itself Subordinated Debt; and (f) other Indebtedness with maturities of not more than one (1) year, including, without limitation, Indebtedness arising under guarantees permitted under Section 10.5 hereof and Indebtedness arising under Capital Leases, in a maximum aggregate amount of principal outstanding at any time under such Capital Leases of $5,000,000.00.

1.10 Subsection 10.10.2 is hereby amended to read as follows:

10.10.2 Payments by Parent. Parent shall not, without the prior written consent of all of the Syndication Parties (which they may grant or withhold in their discretion) directly or indirectly, declare or pay any dividends (other than dividends payable solely in stock of Parent) on account of any shares of any class (including common or preferred stock) of its capital stock now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of its capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction or capital or otherwise) in respect of any such shares or agree to do any of the foregoing; provided that if no Potential Default or Event of Default shall exist before and after giving effect thereto, Parent may pay dividends, or redeem stock, so long as Borrower has caused Parent to provide to the Administrative Agent written notice of Parent’s intention to do so at least thirty (30) days prior to Parent declaring, setting aside, or paying any such dividends, accompanied by a proforma Compliance Certificate showing that, after giving effect to the payment of such dividends, Borrower will be, on a consolidated basis with the other Consolidated Entities, in compliance with each of the financial covenants set forth in Subsections 9.12.1, 9.12.2, and 9.12.3 hereof by a margin of at least .25 to 1.00, and Borrower will be in compliance with Subsection 9.12.4 hereof; provided further that (a) the aggregate amount of such dividends and stock redemptions shall not exceed $2,000,000.00 during any Fiscal Year with respect to which Borrower’s Senior Debt to EBITDA is equal to or more than 1.00 to 1.00 on a historic and/or proforma basis.

1.11 Section 10.13 is amended to read as follows:

10.13 Opening Restaurants. Neither Parent nor Borrower shall, nor shall Borrower permit any Subsidiary of Borrower to, open more than eight (8) restaurants to be operated by Parent, Borrower and/or any such Subsidiary during any Fiscal Year, commencing with the Fiscal Year beginning in 2006. In addition, neither Parent nor Borrower shall, nor shall Borrower permit any Subsidiary of Borrower to, open any restaurant to be operated by Parent, Borrower and/or any such Subsidiary until notice thereof, in accordance with Section 9.2.11 hereof, has been provided.

2. Conditions to Effectiveness of this Fourth Amendment. The effectiveness of this Fourth Amendment is subject to satisfaction, in the Administrative Agent’s sole discretion, of each of the following conditions precedent (the date on which all such conditions precedent are so satisfied shall be the “Effective Date”):

2.1 Delivery of Executed Loan Documents. Borrower shall have delivered to the Administrative Agent, for the benefit of, and for delivery to, the Administrative Agent and the Syndication Parties, the following documents, each duly executed by Borrower and any other party thereto:

A. This Fourth Amendment.

B. Acknowledgement and Agreement of both Guarantors.

2.2 Representations and Warranties. The representations and warranties of Borrower in the Credit Agreement shall be true and correct in all material respects on and as of the Effective Date as though made on and as of such date.

2.3 No Event of Default. No Event of Default shall have occurred and be continuing under the Credit Agreement as of the Effective Date of this Fourth Amendment.

2.4 Payment of Fees and Expenses. Borrower shall have paid the Administrative Agent, by wire transfer of immediately available federal funds (a) all fees presently due under the Credit Agreement (as amended by this Fourth Amendment); and (b) all expenses owing as of the Effective Date pursuant to Section 14.1 of the Credit Agreement, including Agent’s costs and legal fees incurred in connection with the negotiation, preparation, and execution of this Fourth Amendment.

3. General Provisions.

3.1 No Other Modifications. The Credit Agreement, as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.

3.2 Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of Borrower, Agent, and the Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all the Syndication Parties.

3.3 Definitions. Capitalized terms used, but not defined, in this Fourth Amendment shall have the meaning set forth in the Credit Agreement.

3.4 Severability. Should any provision of this Fourth Amendment be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this Fourth Amendment and all remaining provision of this Fourth Amendment shall be fully enforceable.

3.5 Governing Law. To the extent not governed by federal law, this Fourth Amendment and the rights and obligations of the parties hereto shall be governed by, interpreted and enforced in accordance with the laws of the State of Colorado.

3.6 Headings. The captions or headings in this Fourth Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Fourth Amendment.

3.7 Counterparts. This Fourth Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable. Any party delivering an executed counterpart of this Fourth Amendment by telefax, facsimile, or e-mail transmission of an Adobe® file format document also shall deliver an original executed counterpart of this Fourth Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Fourth Amendment.

[Signatures to follow on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed as of the Effective Date.

ADMINISTRATIVE AGENT:	LaSalle Bank, National Association

	By:	/s/ Darren L. Lemkau
	Name:	Darren L. Lemkau
	Title:	Senior Vice President

BORROWER:	Champps Operating Corporation

	By:	/s/ David D. Womack
	Name:	David D. Womack
	Title:	Chief Financial Officer

SYNDICATION PARTIES:	LaSalle Bank, National Association

	By:	/s/ Darren L. Lemkau
	Name:	Darren L. Lemkau
	Title:	Senior Vice President

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

CHAMPPS ENTERTAINMENT, INC. (“Guarantor”) as guarantor of the indebtedness of Champps Operating Corporation (“Borrower”) to LaSalle Bank, National Association (“LaSalle”) and the other Syndication Parties as defined above (collectively with LaSalle, the “Lenders”) to that certain Credit Agreement (as defined in this Fourth Amendment) pursuant to a Guaranty (“Guaranty”) dated as of March 16, 2004, to induce the Lenders to execute the Fourth Amendment, (a) consents to the terms and Borrower’s execution of the Fourth Amendment; (b) reaffirms Guarantor’s obligations to the Lenders pursuant to the terms of the Guaranty and agrees that (i) Borrower’s execution of this Fourth Amendment shall not relieve such Guarantor of liability under the Guaranty, and (ii) the Discretionary Loan (as defined in the Credit Agreement), if extended by the Lenders, in their discretion, to the Borrower in the future, will be covered under the Guaranty as a Guaranteed Obligation (as defined therein); and (c) acknowledges and agrees that the Lenders may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness of Borrower thereunder and any agreement of Borrower executed in connection with the Credit Agreement, or enter into any agreement or extend any additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty, all notwithstanding that Guarantor was asked to execute this Acknowledgment and Agreement.

Dated: October 5, 2006

Champps Entertainment, Inc.

By:	/s/ David D. Womack
Name:	David D. Womack
Title:	Chief Financial Officer

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

CHAMPPS ENTERTAINMENT OF TEXAS, INC. (“Guarantor”) as guarantor of the indebtedness of Champps Operating Corporation (“Borrower”) to LaSalle Bank, National Association (“LaSalle”) and the other Syndication Parties as defined above (collectively with LaSalle, the “Lenders”) to that certain Credit Agreement (as defined in this Fourth Amendment) pursuant to a Guaranty (“Guaranty”) dated as of March 16, 2004, to induce the Lenders to execute the Fourth Amendment, (a) consents to the terms and Borrower’s execution of the Fourth Amendment; (b) reaffirms Guarantor’s obligations to the Lenders pursuant to the terms of the Guaranty and agrees that (i) Borrower’s execution of this Fourth Amendment shall not relieve such Guarantor of liability under the Guaranty, and (ii) the Discretionary Loan (as defined in the Credit Agreement), if extended by the Lenders, in their discretion, to the Borrower in the future, will be covered under the Guaranty as Guaranteed Obligation (as defined therein); and (c) acknowledges and agrees that the Lenders may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness of Borrower thereunder and any agreement of Borrower executed in connection with the Credit Agreement, or enter into any agreement or extend any additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty, all notwithstanding that Guarantor was asked to execute this Acknowledgment and Agreement.

Dated: October 5, 2006

Champps Entertainment of Texas, Inc.

By:	/s/ Amy Adams
Name:	Amy Adams
Title:	President